YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

OXUS ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/oxusacquisition/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

OXUS ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kanat Mynzhanov and Askar Mametov (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of Oxus Acquisition Corp. to be held on , 2024 at , Eastern Time, virtually via live webcast at **https://www.cstproxy.com/oxusacquisition/2024** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS .

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on , 2024
This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/oxusacquisition/2024

PROXY CARD

OXUS ACQUISITION CORP. –
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this **X**

1. **The Business Combination Proposal:** To consider and vote upon a proposal (the "Business Combination Proposal") to approve and adopt, by special resolution, the Business Combination Agreement, dated as of February 23, 2023 (as may be amended, the "Business Combination Agreement"), by and among Oxus, 1000397116 Ontario Inc., an Ontario corporation and a wholly owned subsidiary of Oxus ("Newco"), and Borealis Foods Inc., a corporation incorporated under the laws of Canada ("Borealis"), the arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act (the "CBCA") and section 182 of the Business Corporations Act (Ontario) (the "OBCA") and the plan of arrangement (as may be amended, the "Plan of Arrangement"), the full text of which is attached to the proxy statement/prospectus and accompanying notice as Annex C, pursuant to which, among other things: (a) Oxus will domesticate and continue (the "Continuance" and, Oxus as the continuing entity, "New Oxus") as a corporation under the OBCA; (b) on the date of closing (the "Closing Date"), Newco and Borealis will amalgamate in accordance with the terms of the Plan of Arrangement (the "Borealis Amalgamation" and Newco and Borealis as amalgamated, "Amalco"), with Amalco surviving the Borealis Amalgamation as a wholly-owned subsidiary of New Oxus; and (c) on the Closing Date, immediately following the Borealis Amalgamation, Amalco and New Oxus will amalgamate in accordance with the terms of the Plan of Arrangement (the "New Oxus Amalgamation," and together with the Borealis Amalgamation, the "Amalgamations," and Amalco and New Oxus as amalgamated, "New Borealis"), with New Borealis surviving the New Oxus Amalgamation as a corporation existing under the laws of the Province of Ontario, Canada (the Amalgamations, and together with the Continuance and other transactions contemplated by the Business Combination Agreement, the Plan of Arrangement and the ancillary agreements, the "Business Combination" or the "Transactions").

FOR	AGAINST	ABSTAIN
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2. **The Continuance Proposal:** To consider and vote upon a proposal (the "Continuance Proposal") to approve, by special resolution, the Continuance, and in connection therewith, the adoption of the articles and by-laws of New Oxus in substantially the form attached to the proxy statement/prospectus as Annex I (the "Continuance Governing Documents") for purposes of the articles and by-laws of New Oxus following the completion of the Continuance.

FOR	AGAINST	ABSTAIN
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3. **The Governing Documents Proposals:** To consider and vote upon a proposal (the "Governing Documents Proposals") to approve, by special resolution, and adopt the articles and by-laws of New Borealis in substantially the form attached to the proxy statement/prospectus as Annex J (the "New Borealis Governing Documents") for purposes of the articles and by-laws of New Borealis following the completion of the Amalgamations. In addition to voting on the adoption of the New Borealis Governing Documents in their entirety, Governing Documents Proposals are separated into sub-proposals submitted to Oxus Shareholders to vote upon those material aspects of the New Borealis Governing Documents that do not appear in, or are different from the Articles, as described in the following paragraphs (a) through (e). The proposed New Borealis Governing Documents would, among other things:

FOR	AGAINST	ABSTAIN
☐	☐	☐

(a) establish the authorized capital of New Borealis to consist of: (i) an unlimited number of Common Shares; and (ii) a limited number of First Preferred Shares, issuable in series, limited in number to an amount equal to not more than 20% of the number of issued and outstanding Common Shares at the time of issuance of any First Preferred Shares;
(b) declassify the board of directors with the result being that each director will be elected annually for a term of one year;

(c) reduce the requisite quorum for a meeting of shareholders from a majority of votes to 33-1/3% of the New Borealis Common Shares entitled to vote at such meeting;

(d) include an advance notice provision that requires a nominating shareholder to provide notice to New Borealis within a stipulated time period in advance of a meeting of shareholders should such nominating shareholder wish to nominate a person for election to the board of directors; and

(e) not include provisions relating to the Class B Shares, our initial public offering, Oxus Capital Pte. Ltd., the Business Combination and other related matters.

4. **The Share Issuance Proposal:** To consider and vote upon a proposal to approve, by ordinary resolution, for purposes of complying with the applicable listing rules of the Nasdaq Capital Market (the "Nasdaq"), the issuance of more than 20% of the current total issued and outstanding Oxus Shares in connection with the transactions contemplated by the Business Combination Agreement (the "Share Issuance Proposal").

FOR	AGAINST	ABSTAIN
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5. **The Incentive Plan Proposal:** To consider and vote upon a proposal to approve, by ordinary resolution, and adopt an equity incentive plan of New Borealis in substantially the form attached to the proxy statement/prospectus as Annex K (the "Incentive Plan" and such proposal, the "Incentive Plan Proposal"); and

FOR	AGAINST	ABSTAIN
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6. **The Adjournment Proposal:** To consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the "Adjournment Proposal").

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

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Signature____________________________ Signature, if held jointly________________________________ Date____________, 2024

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.